UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2008

IAC/InterActiveCorp (Exact name of registrant as specified in charter)

	Delaware	0-20570	59-2712887
	(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West 18th Street, New York, NY			10011
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.

On January 10, 2008, IAC/InterActiveCorp (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Liberty Media Corporation (“Liberty”) pursuant to which Liberty agreed to certain restrictions on acquisitions by Liberty and its affiliates of additional securities of the Company following a contemplated acquisition of 14 million shares of Common Stock of the Company from an institutional investor. A copy of the Letter Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with entering into the Letter Agreement, the Company purchased for cash, from the referenced institutional investor, 6 million shares of Common Stock of the Company for a purchase price of $24.25 per share.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Letter Agreement, dated January 10, 2008, between IAC/InterActiveCorp and Liberty Media Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

Date: January 15, 2008	/s/ Gregory R. Blatt
Name: Gregory R. Blatt
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibits to this Form 8-K

Exhibit No.	Description
10.1	Letter Agreement, dated January 10, 2008, between IAC/InterActiveCorp and Liberty Media Corporation